Exhibit (N)

BARCLAYS GLOBAL INVESTORS FUNDS

RULE 18f-3 MULTI-CLASS PLAN

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios (the “Funds”) of Barclays Global Investors Funds (the “Trust”). In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”), Rule 12b-1 distribution fees, shareholder servicing fees, processing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933, as amended. The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of each such Fund. Each such Fund that has authorized the issuance of multiple classes of shares is referred to as a “Multi-Class Fund” hereunder.

II.	Allocation of Expenses.

A. Mandatory Class Expenses. Pursuant to Rule 18f-3, the Trust allocates to each class of shares of a Multi-Class Fund: (i) any fees and expenses incurred by the Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1; and (ii) any fees and expenses incurred by the Fund under a shareholder servicing plan or a shareholder servicing and processing plan in connection with the provision of shareholder administrative, liaison and/or processing services to the holders of such class of shares.

B. Discretionary Class Expenses. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares of a Multi-Class Fund:

(i)	transfer agent fees identified by the transfer agent as being attributable to such class of shares;

(ii)	printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

(iii)	blue sky notification or other filing fees incurred with respect to such class of shares;

(iv)	Securities and Exchange Commission registration fees incurred with respect to such class of shares;

(v)	the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

(vi)	litigation or other legal expenses incurred with respect to such class of shares;

(vii)	fees of the Trust’s Trustees incurred with respect to matters affecting such class of shares;

(viii)	independent accountants’ fees incurred with respect to such class of shares; and

(ix)	any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, incurred with respect to such class of shares.

For all purposes under this Plan, fees and expenses incurred “with respect to” a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. Any decision to treat expenses referenced in this Subsection B as class expenses and any subsequent changes to such decision will be reviewed and approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

C. Relative Net Asset Value Allocation. Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Fund. In certain cases, a service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not generate inappropriate cross-subsidization between classes.

III.	Class Arrangements.

Appendix A summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, processing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Multi-Class Funds. Additional details and restrictions regarding such fees and services are set forth in the relevant Fund’s current Prospectus and Statement of Additional Information.

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IV.	Board Review.

The Board of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund’s shares, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: November 27, 2001

Adopted as amended: August 14, 2002, November 13, 2002, September 11, 2003, May 12, 2004, August 13, 2004 and [March 2, 2005]

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APPENDIX A

BGIF Multi Class Funds	Maximum Initial Sales Charge	Maximum CDSC	Administration Fee		Conversion Features	Exchange Privileges	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee*	Maximum Processing Fee*
1. Institutional Money Market Fund
Aon Captive Share Class	None	None	0.02%		None	None	0.10%	None	None
Institutional Class	None	None	0.02%		None	None	None	None	None
Premium Class	None	None	0.07	%**	None	None	None	0.05%	None
Select Class	None	None	0.12	%***	None	None	None	0.10%	None
Trust Class	None	None	0.35	%****	None	None	None	0.25%	0.08%

2. LifePath Retirement Portfolio
Class I	None	None	0.50%		None	None	None	0.25%	None
Class R	None	None	0.50%		None	None	0.25%	0.25%	None

3. LifePath 2010 Portfolio
Class I	None	None	0.50%		None	None	None	0.25%	None
Class R	None	None	0.50%		None	None	0.25%	0.25%	None

4. LifePath 2020 Portfolio
Class I	None	None	0.50%		None	None	None	0.25%	None
Class R	None	None	0.50%		None	None	0.25%	0.25%	None

5. LifePath 2030 Portfolio
Class I	None	None	0.50%		None	None	None	0.25%	None
Class R	None	None	0.50%		None	None	0.25%	0.25%	None

6. LifePath 2040 Portfolio
Class I	None	None	0.50%		None	None	None	0.25%	None
Class R	None	None	0.50%		None	None	0.25%	0.25%	None

7. Prime Money Market Fund
Institutional Class	None	None	0.02%		None	None	None	None	None
Premium Class	None	None	0.07	%**	None	None	None	0.05%	None
Select Class	None	None	0.12	%***	None	None	None	0.10%	None
Trust Class	None	None	0.35	%****	None	None	None	0.25%	0.08%

BGIF Multi Class Funds	Maximum Initial Sales Charge	Maximum CDSC	Administration Fee		Conversion Features	Exchange Privileges	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee*	Maximum Processing Fee*
8. Government Money Market Fund
Institutional Class	None	None	0.02%		None	None	None	None	None
Premium Class	None	None	0.07	%**	None	None	None	0.05%	None
Select Class	None	None	0.12	%***	None	None	None	0.10%	None
Trust Class	None	None	0.35	%****	None	None	None	0.25%	0.08%

9. Treasury Money Market Fund
Institutional Class	None	None	0.02%		None	None	None	None	None
Premium Class	None	None	0.07	%**	None	None	None	0.05%	None
Select Class	None	None	0.12	%***	None	None	None	0.10%	None
Trust Class	None	None	0.35	%****	None	None	None	0.25%	0.08%

*	All shareholder servicing fees and processing fees will be paid by the Funds’ administrator, so shareholders will not bear any of these fees directly.

**	The administration fee for the Premium Class shares is 0.05% higher than the Aon Captive Share Class and the Institutional Class, because the administrator has agreed to pay the Premium Class shareholder servicing fees of 0.05% as part of the “all-in” fee arrangement under the Administration Agreement.

***	The administration fee for the Select Class shares is 0.10% higher than the Aon Captive Share Class and the Institutional Class, and 0.05% higher than the Premium Class, because the administrator has agreed to pay the Select Class shareholder servicing fees of 0.10% as part of the “all-in” fee arrangement under the Administration Agreement.

****	The administration fee for the Trust Class shares is 0.33% higher than the Aon Captive Share Class and the Institutional Class, 0.28% higher than the Premium Class and 0.25% higher than the Select Class, because the administrator has agreed to pay the Trust Class shareholder servicing fees of 0.25% and processing fees of 0.08% as part of the “all-in” fee arrangement under the Administration Agreement.

Adopted: November 27, 2001

Approved as amended: August 14, 2002, November 13, 2002, September 11, 2003, May 12, 2004, August 13, 2004, and March 2, 2005

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